UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 NE Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (210) 828-7689

Registrant's former name: Pioneer Drilling Company

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective July 30, 2012, Pioneer Drilling Company, a Texas corporation (the “Company”), changed its name to Pioneer Energy Services Corp. and its ticker symbol from “PDC” to “PES.”
The name change was effected by the Company filing Restated Articles of Incorporation with New Amendments with the Secretary of State of the State of Texas. The Company's Restated Articles of Incorporation(the “Restated Articles”) reflect the Company's new name and omit all references to the “Texas Business Corporation Act” and the “Texas Miscellaneous Corporation Laws Act” and replace such references with references to the “Texas Business Organizations Code.” A copy of the Restated Articles is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Effective July 30, 2012, the Board of Directors of the Company amended and restated the Company's Amended and Restated Bylaws (the “Amended and Restated Bylaws”) to reflect the Company's new name and that the Texas Business Corporation Act was superseded by the Texas Business Organizations Code. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and incorporated herein by reference.
The Company's common stock will continue to trade on the New York Stock Exchange, but will trade under the new ticker symbol “PES.” In connection with the name change, the Company's common stock was assigned the new CUSIP number 723664 108. The Company's outstanding common stock certificates are not affected by the name change; they continue to be valid and do not need to be exchanged.
Item 8.01    Other Events.
On July 30, 2012, the Company issued a press release announcing the name change, effective as of July 30, 2012.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

3.1	Restated Articles of Incorporation

3.2	Amended and Restated Bylaws

99.1	Press release, dated July 30, 2012, announcing name change

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

By:	/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Date: July 30, 2012

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Articles of Incorporation
3.2	Amended and Restated Bylaws
99.1	Press release, dated July 30, 2012, announcing name change